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                                                                    EXHIBIT 10.9

                      SECOND AMENDMENT TO ADMINISTAFF, INC.
                         NONQUALIFIED STOCK OPTION PLAN

         The Administaff, Inc. Nonqualified Stock Option Plan ("Plan") shall be, and hereby is, amended in the following respects:

                              I.

         Effective January 28, 2003, Paragraph 3 of the Plan is amended in its entirety to provide as follows:

                  "3.      Shares Available Under Plan. Subject to
         adjustments as provided in Paragraph 6, the maximum number of shares of Common Stock with respect to Option Rights that may be granted under this Plan in the aggregate is Three Million Six Hundred Thousand (3,600,000); however, any shares of Common Stock which are subject to Option Rights that are terminated unexercised, forfeited or surrendered or which expire for any reason will again be available for issuance. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing."

                              II.

         Except as modified herein, the Plan shall remain in full force and effect.

         Executed effective as of January 28, 2003.

                                     ADMINISTAFF, INC.

                                     By:/s/ Paul J. Sarvadi
                                     --------------------------
                                     Paul J. Sarvadi